                                                                     EXHIBIT 5.1

                   [SIMPSON THACHER & BARTLETT LLP LETTERHEAD]

                                         July 1, 2003

TRW Automotive Inc.
12025 Tech Center Drive
Livonia, MI  48150

Ladies and Gentlemen:

     We have acted as counsel to TRW Automotive, Inc., a Delaware corporation
(the "Company"), and to certain subsidiaries of the Company named on Annex I attached hereto (individually, a "Guarantor" and collectively, the
"Guarantors"), in connection with the Registration Statement on Form S-4 (the
"Registration Statement") filed by the Company and the Guarantors with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of (1) $925,000,000 aggregate principal amount of 9 o% Senior Notes due 2013 (the "Exchange Dollar
Senior Securities") and the issuance by the Guarantors of guarantees (the
"Dollar Senior Guarantees"), with respect to the Exchange Dollar Senior
Securities, (2) (eurodollar) 200,000,000 aggregate principal amount of 10 o%
Senior Notes due 2013 (the "Exchange Euro Senior Securities") and the issuance by the Guarantors of guarantees (the "Euro Senior Guarantees"), with respect to the Exchange Euro Senior Securities, (3) $300,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2013 (the "Exchange Dollar Senior
Subordinated Securities") and the issuance by the Guarantors of guarantees (the
"Dollar Senior Subordinated Guarantees"), with respect to the Exchange Dollar
Senior Subordinated Securities and (4) (eurodollar) 125,000,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2013 (the "Exchange
Euro Senior Subordinated Securities" and, together with the Exchange Dollar
Senior Securities, the

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Exchange Euro Senior Securities and the Exchange Dollar Senior Subordinated
Securities, the "Exchange Securities") and the issuance by the Guarantors of guarantees (the "Euro Senior Subordinated Guarantees" and, together with the
Dollar Senior Guarantees, the Euro Senior Guarantees and the Dollar Senior
Subordinated Guarantees, the "Guarantees"), with respect to the Exchange Euro
Senior Subordinated Securities. The Exchange Dollar Senior Securities and the
Dollar Senior Guarantees will be issued under an indenture (the "Dollar Senior
Notes Indenture") dated as of February 18, 2003 between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Euro Senior Securities and the Euro Senior Guarantees
will be issued under an indenture (the "Euro Senior Notes Indenture") dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the
Guarantors and the Trustee. The Exchange Dollar Senior Subordinated Securities
and the Dollar Senior Subordinated Guarantees will be issued under an indenture
(the "Dollar Senior Subordinated Notes Indenture") dated as of February 18,
2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Euro Senior Subordinated Securities and the Euro
Senior Subordinated Guarantees will be issued under an indenture (the "Euro
Senior Subordinated Notes Indenture" and, together with the Dollar Senior Notes
Indenture, the Euro Senior Notes Indenture and the Dollar Senior Subordinated
Notes Indenture, the "Indentures") dated as of February 18, 2003, between the
Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The
Exchange Dollar Senior Securities will be offered by the Company in exchange for
$925,000,000 aggregate principal amount of its

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outstanding 9 o% Senior Notes due 2013. The Exchange Euro Senior Securities will be offered by the Company in exchange for (eurodollar) 200,000,000 aggregate principal amount of its outstanding 10 o% Senior Notes due 2013. The Exchange
Dollar Senior Subordinated Securities will be offered by the Company in exchange for $300,000,000 aggregate principal amount of its outstanding 11% Senior
Subordinated Notes due 2013. The Exchange Euro Senior Subordinated Securities
will be offered by the Company in exchange for (eurodollar) 125,000,000 aggregate principal amount of its outstanding 11 3/4% Senior Subordinated Notes due 2013.

     We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantors.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the
Trustee.

     We have assumed further that (1) each of the U.S. Guarantors that is not incorporated under the laws of the State of Delaware (each, a "non Delaware
Guarantor") has duly authorized, executed and delivered the Indentures and (2)
the execution, delivery and performance by the non-Delaware Guarantors of the
Indentures, the Exchange Securities and

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the Guarantees do not and will not violate the laws of the jurisdictions in which each of them is incorporated or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

     We have assumed further that (1) TRW Automotive Finance (Luxembourg),
S.a.r.l. ("TRW Automotive Finance") is validly existing under the laws of
Luxembourg and has duly authorized, executed and delivered the Indentures in accordance with its Updated Articles of Association and the laws of Luxembourg,
(2) execution, delivery and performance by TRW Automotive Finance of the
Indentures, the Exchange Securities and the Guarantees do not and will not violate the laws of Luxembourg or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (3)
execution, delivery and performance by TRW Automotive Finance of the Indentures and the Exchange Securities and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument which is binding upon the
Company or any Guarantor.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1.   When the Exchange Securities have been duly executed,
     authenticated, issued and delivered in accordance with the provisions of each Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2.   When (a) the Exchange Securities have been duly executed,
     authenticated, issued and delivered in accordance with the provisions of each Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to the effects of (1)
bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2)
general equitable principles (whether considered in a

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proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing and (4) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General
Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Law, the law of the State of
New York and the Federal law of the United States.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          /s/ Simpson Thacher & Bartlett LLP
                                          ----------------------------------
                                          SIMPSON THACHER & BARTLETT LLP

                                                                         ANNEX I

                                   GUARANTORS

LEGAL NAME                                         JURISDICTION OF ORGANIZATION
----------                                         ----------------------------
Kelsey-Hayes Company                                          Delaware
Kelsey-Hayes Holdings Inc.                                    Delaware
KH Holdings, Inc.                                             Delaware
Lake Center Industries Transportation, Inc.                   Minnesota
Lucas Automotive Inc.                                         Michigan
LucasVarity Automotive Holding Company                        Delaware
TRW Auto Holdings Inc.                                        Delaware
TRW Automotive Finance (Luxembourg), S.a.r.l.                 Luxembourg
TRW Automotive Holding Company                                Delaware
TRW Automotive J.V. LLC                                       Delaware
    TRW Automotive (LV) Corp.                                 Delaware
TRW Automotive Safety Systems Arkansas Inc.                   Delaware
TRW Automotive U.S. LLC                                       Delaware
TRW Composants Moteurs Inc.                                   Ohio
TRW East Inc.                                                 Delaware
TRW Occupant Restraints South Africa Inc.                     Delaware
TRW Odyssey Inc.                                              Delaware
TRW Overseas Inc.                                             Ohio
TRW Powder Metal Inc.                                         Delaware
TRW Safety Systems Inc.                                       Delaware
TRW Technar Inc.                                              California
TRW Vehicle Safety Systems Inc.                               Delaware
Varity Executive Payroll, Inc.                                Delaware
Worldwide Distribution Centers, Inc.                          Delaware